EXHIBIT 10.4b
SECOND LOAN MODIFICATION AGREEMENT
     This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 18, 2011, and is effective as of November 1, 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and SOUNDBITE COMMUNICATIONS, INC., a Delaware corporation, with its principal executive office located at 22 Crosby Drive, Bedford, Massachusetts 01730 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 2, 2009, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 2, 2009, as amended by a certain First Loan Modification Agreement dated as of March 8, 2010 (as amended and affected, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modifications to Loan Agreement.
1	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.2 thereof:
“ 2.2 Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess (the “Overadvance”). To the extent that the Overadvance exists as a result of Bank decreasing the percentages of the Borrowing Base, or adjustment of the criteria for Eligible Accounts, Borrower shall have two (2) Business Days to pay such portion of the Overadvance.”
and inserting in lieu thereof the following:
“ 2.2 Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Revolving Line, Borrower shall immediately pay to Bank in cash such excess (the “Overadvance”).”
2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(a) thereof:

“Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one-half of one percent (0.50%) above the Prime Rate.”
and inserting in lieu thereof the following:
“Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at the greater of (i) a floating per annum rate equal to one-quarter of one percent (0.25%) above the Prime Rate and (ii) four and one-quarter of one percent (4.25%).”
3	The Loan Agreement shall be amended by deleting the following, appearing as Section 5.3 thereof:
“ 5.3 Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”
and inserting in lieu thereof the following:
“ 5.3 Intentionally Omitted.”
4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:
“ (b) Within thirty (30) days after the last day of each month in which Credit Extensions made pursuant to Section 2.1.1 are outstanding or in which any such Credit Extensions have been requested, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).”
and inserting in lieu thereof the following:
“ (b) Intentionally omitted.”
5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:
“ (d) Upon the occurrence of the first request for an Advance pursuant to Section 2.1.1, allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than once every twelve (12) months unless a Default or an Event of Default has occurred and is continuing. Borrower hereby acknowledges that the first such audit will be conducted within sixty (60) days after the date on which Borrower requests the first Advance pursuant to Section 2.1.1. The charge for each audit shall not exceed Eight Hundred Fifty Dollars ($850.00) (or such higher amount as shall represent Bank’s then-current standard charge for the same), per person per day, plus out of pocket expenses.”
and inserting in lieu thereof the following:
“ (d) After the occurrence of an Event of Default, Bank may audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense and at Bank’s sole and exclusive discretion and without notification and authorization from Borrower.”
6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:
“ (b) Minimum Quarterly Net Revenue. For the quarter ended June 30, 2009, and as of the last day of each quarter thereafter, Borrower shall have quarterly net revenue of at least the greater of (i) Nine Million Dollars ($9,000,000.00), and (ii) seventy-five percent (75.0%) of Borrower’s board-approved operating plan.”
and inserting in lieu thereof the following:
“ (b) Minimum Quarterly Net Revenue. Borrower shall have quarterly net revenue of at least (i) for the quarters ended June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the greater of (A) Nine Million Dollars ($9,000,000.00), and (B) seventy-five percent (75.0%) of Borrower’s board-approved operating plan, and (ii) for the quarter ending December 31, 2010, and as of the last day of each quarter thereafter, Nine Million Dollars ($9,000,000.00).”
7	The Loan Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section 13.1 thereof:
“ “Overadvance” is defined in Section 2.2.”
8	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“ “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank, upon notice to Borrower, may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank may adversely affect Collateral.”
“ “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.”
“ “Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in

Section 5.3. Bank reserves the right, at any time and from time to time after the Effective Date, and upon notice to Borrower, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:
     (a) Accounts for which the Account Debtor has not been invoiced;
     (b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;
     (c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within one hundred twenty days (120) days of invoice date;
     (d) Accounts with credit balances over one hundred twenty (120) days from invoice date;
     (e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; provided that with respect to the Accounts of NCO, such percentage shall be thirty-five percent (35%);
     (f) Accounts owing from an Account Debtor which does not have its principal place of business in the United States;
     (g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof;
     (i) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise — sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;
     (j) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;
     (k) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;
     (l) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (m) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such deferred revenue);
     (n) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and
     (o) other Accounts Bank deems ineligible, after consultation with Borrower, in the exercise of its good faith business judgment.”
9	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“ “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reduction Amount, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”
“ “Quick Assets” is, on any date, Borrower’s unrestricted cash, Eligible Accounts, and investments with maturities of fewer than twelve (12) months determined according to GAAP.”
“ “Revolving Line Maturity Date” is November 1, 2010.”
and inserting in lieu thereof the following:
“ “Availability Amount” is (a) the Revolving Line, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reduction Amount, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”
“ “Quick Assets” is, on any date, Borrower’s unrestricted cash, net billed accounts receivable, and investments with maturities of fewer than twelve (12) months determined according to GAAP.”
“ “Revolving Line Maturity Date” is February 18, 2013.” [2 YEARS FROM THE DATE OF THIS LOAN MODIFICATION AGREEMENT — TO BE INSERTED AT CLOSING]
10	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

11	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.
4. FEES. Borrower shall pay to Bank a modification fee equal to Fifteen Thousand Dollars ($15,000.00), which fee shall be deemed fully earned as of the date hereof, and shall be due and payable as follows: (a) Seven Thousand Five Hundred Dollars ($7,500.00) is due and payable on the date hereof, and (b) Seven Thousand Five Hundred Dollars ($7,500.00) is due and payable upon the earlier to occur of (i) the date that is one (1) year from the date of this Loan Modification Agreement, (ii) early termination of the Loan Agreement, or (iii) an Event of Default. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 2, 2009 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
[The remainder of this page is intentionally left blank]

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

SOUNDBITE COMMUNICATIONS, INC.	SILICON VALLEY BANK

By: /s/ Robert C. Leahy	By: /s/ Thomas E. Kelly
Name: Robert C. Leahy	Name: Thomas E. Kelly
Title: CFO & COO	Title: Vice President
     The undersigned, SOUNDBITE COMMUNICATIONS SECURITIES CORPORATION, a Massachusetts corporation (“Guarantor”) hereby: (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) a certain Unconditional Guaranty of the obligations of Borrower to Bank dated as of November 2, 2009 (as amended, the “Guaranty”), and (ii) a certain Security Agreement by Guarantor in favor of Bank dated as of November 2, 2009 (as amended, the “Security Agreement”); (b) acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (c) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

SOUNDBITE COMMUNICATIONS SECURITIES CORPORATION

By: Name:	/s/ Robert C. Leahy Robert C. Leahy
Title:	CFO & COO

SCHEDULE 1
EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: SOUNDBITE COMMUNICATIONS, INC.	Date:
     The undersigned authorized officer of SoundBite Communications, Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	Within five (5) days of filing 10-Q with SEC, but no later than 45 days after quarter end	Yes No
Board Projections	Annually and within 45 days of approval	Yes No
10-Q	Within five (5) days of filing with SEC, but no later than 45 days after quarter end	Yes No
8-K	Within five (5) days of filing with SEC	Yes No
10-K, together with an unqualified opinion	Within five (5) days of filing with SEC, but no later than 90 days after year end	Yes No

Financial Covenant	Required	Actual		Complies
Maintain on a Quarterly Basis:
Adjusted Quick Ratio	2.0:1.0		____:1.0	Yes No
Minimum Quarterly Net Revenue	$9,000,000	$	________	Yes No
     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SoundBite Communications, Inc.	BANK USE ONLY

Received by:

AUTHORIZED SIGNER
By:	Date:

Name:	Verified:
AUTHORIZED SIGNER
Title:	Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated: ____________________
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.
I. Adjusted Quick Ratio (Section 6.7(a))

Required:	2.0:1.0

Actual:	__:1.0

No, not in compliance	Yes, in compliance
II. Minimum Quarterly Net Revenue (Section 6.7(b))

Required:	$9,000,000.00

Actual:	$_________

No, not in compliance	Yes, in compliance